Exhibit 3.27

F0001 – PAGE 1 OF 2	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. Box 136, JACKSON, MS 39205-0136 (601) 359-1333
Articles of Incorporation

The undersigned, pursuant to Section 79-4-2.02 (if a profit corporation) or Section 79-11-137 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby executes the following document and sets forth:

1. Type of Corporation

☒ Profit	☐ Nonprofit

2. Name of the Corporation

Keltman Pharmaceuticals, Inc.

3. The future effective date is (Complete if applicable)

4. FOR NONPROFIT ONLY: The period of duration is ☐  years or ☐  perpetual

5. FOR PROFITS ONLY: The Number (and Classes) if any of shares the corporation is authorized to issues is (are) as follows

Classes	# of Shares Authorized	If more than one (1) class of shares is authorized, the preference, limitations, and relative rights of each class are as follows:
Common	100,000		(See Attached)

6. Name and Street Address of the Registered Agent and Registered Office is

Name	Wyatt Waltman

Physical Address	1800 Sheffield Drive

P.O. Box

City, State, ZIP5, ZIP4	Jackson	MS	32911 -
7. The name and complete address of each incorporator are as follows
Name	Martin E. Willoughby, Jr.
Street	573 Highway 51 N, Suite D

F0001 – PAGE 2 OF 2	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. Box 136, JACKSON, MS 39205-0136 (601) 359-1333 Articles of Incorporation

City, State, ZIP5, ZIP4	Ridgeland	MS	39157 -

Name

Street

City, State, ZIP5, ZIP4	-

Name

Street

City, State, ZIP5, ZIP4	-

8. Other Provisions ☐ See Attached

9. Incorporator’s Signatures (please keep writing within blocks

/s/ Martin Willoughby

F0012 – PAGE 1 OF 3	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. Box 136, JACKSON, MS 39205-0136 (601) 359-1333 Articles of Amendment

The undersigned persons, pursuant to Section 79-4-10.06 (if a profit corporation) or Section 79-11-305 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby executes the following document and sets forth:

1. Type of Corporation

☒ Profit	☐ Nonprofit

2. Name of the Corporation

Keltman Pharmaceuticals, Inc.

3. The future effective date is (Complete if applicable)

4. Set forth the text of each amendment adopted (Attach page)

5. If an amendment for a business corporation provides for an exchange, reclassification, or cancellation of issued shares, set forth the provisions for implementing the amendment if they are not contained in the amendment itself. (Attach page)

6. The amendment(s) was (were) adopted on

12/01/03	Date(s)

FOR PROFIT CORPORATION (Check the appropriate box)

Adopted by ☒ the incorporators	☐	directors with shareholder action and shareholder action was not required.

FOR NONPROFIT CORPORATION (Check the appropriate box)

Adopted by ☐ the incorporators	☐	board of directors without member action and member action was not required

FOR PROFIT CORPORATION

7. If the amendment was approved by shareholders

(a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting were

Description	No. of outstanding shares	No. of votes entitled to be cast	No. of votes indisputably represented
Common	100,000	100,000	100,000

F0012 – PAGE 2 OF 3	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. Box 136, JACKSON, MS 39205-0136 (601) 359-1333 Articles of Amendment

(b) EITHER

(i) the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was

Voting Group	Total no. of votes cast FOR	No. of votes cast AGAINST

OR

(ii) the total number of undisputed votes cast for the amendment by each voting group was

Voting Group	Total no. of undisputed votes cast FOR the plan
Common	100,000

and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

FOR NONPROFIT CORPORATION

8. If the amendment was approved by members

(a) The designation, number of memberships outstanding, number of votes entitled to be cast by each class entitled to vote separately on the amendment, and the number of votes of each class indisputably represented at the meeting were

Designation	No. of memberships outstanding	No. of votes entitled to be cast	No. of votes indisputably represented

F0012 – PAGE 3 OF 3	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. Box 136, JACKSON, MS 39205-0136 (601) 359-1333 Articles of Amendment

(b) EITHER

(i) the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was

Voting Class	Total no. of votes cast FOR	No. of votes cast AGAINST

OR

(ii) the total number of undisputed votes cast for the amendment by each class was

Voting Class	Total no. of undisputed votes cast FOR the amendment

and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

By:	Signature	/s/ Wyatt Waltman	(Please keep writing within blocks

	Printed name	Wyatt Waltman	Title	President

KELTMAN PHARMACEUTICALS, INC.

ARTICLES OF AMENDMENT

RESOLVED, the Articles of Incorporation are hereby amended to increase the number of authorized shares of common stock of the Corporation to 1,000,000 shares.